Exhibit 21
Expedia, Inc. Subsidiaries
As of December 31, 2008
DOMESTIC

Entity	Jurisdiction of Formation
Activity Information Center, Inc.	HI
Canadian Holdings, LLC	DE
Carrentals, LLC	DE
Classic Vacations, LLC	NV
CruiseShipCenters Holdings Inc. (50%)	NV
CruiseShipCenters USA Inc. (50%)	NV
DN Holdings LLC	DE
Egencia APAC Holdings, Inc.	WA
Egencia LLC	NV
Expedia Global, LLC	NV
Expedia US, Inc.	NV
Expedia, Inc.	WA
FlipKey, Inc.	DE
Hotels.com GP, LLC	TX
Hotels.com, L.P.	TX
Hotwire, Inc.	DE
HRN 99 Holdings, LLC	NY
IAN.com, LP	DE
Interactive Affiliate Network, LLC	DE
Onetime.com, Inc.	NV
Premier Getaways, Inc.	FL
Smarter Travel Media LLC	NV
T-16 Holdings, LLC	DE
The Independent Traveler, Inc.	NJ
Travelscape, LLC	NV
Tripadvisor APAC Holdings Corporation	DE
Tripadvisor Holdings, LLC	MA
Tripadvisor LLC	DE
Virtualtourist.com, Inc.	CA
WWTE, Inc.	NV

Expedia, Inc. Subsidiaries
As of December 31, 2008
INTERNATIONAL

Entity	Jurisdiction of Formation
Bookingbuddy K.K.	Japan
Bravado Investments Limited	British Virgin Islands
C.A. ID SA (d/b/a Anyway.com)	France
CarRentals K.K.	Japan
CruiseShipCenters International Inc. (50%)	Canada (BC company)
CruiseShipCenters Western Canada Ltd. (50%)	Canada (BC company)
CSC Holdings Inc.	Canada (BC company)
Egencia Australia Pty Ltd	Australia
Egencia Belgium SA	Belgium
Egencia Canada Corp.	Canada
Egencia Europe SA	France
Egencia France SAS	France
Egencia GmbH	Germany
Expedia Corporate Travel Online India Private Limited	India
Egencia UK Ltd.	United Kingdom
eLong, Inc.	Cayman Islands
eLongNet Information Technology (Beijing) Co., Ltd.	China
EStuff Limited	United Kingdom
Expedia Alpha Y.K.	Japan
Expedia Asia Pacific Limited	Hong Kong
Expedia Asia Pacific-Alpha Limited	Cayman Islands
Expedia Asia Pacific-Beta Limited	Cayman Islands
Expedia Asia Pacific-Gamma Limited	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Business Service (Beijing) Co., Ltd.	China
Expedia Canada Corp.	Canada
Expedia do Brasil Agencia de Viagens e Tusismo Ltda.	Brazil
Expedia Delta K.K.	Japan
Expedia Denmark ApS	Denmark
Expedia Epsilon K.K.	Japan
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia FZ — LLC	United Arab Emirates (Dubai)
Expedia Holdings K.K.	Japan
Expedia Holdings s.a.s.	France
Expedia Italy SRL	Italy
Expedia Mexico, S de R. L. de C.V.	Mexico
Expedia Online Travel Services India Private Limited	India
Expedia Omega K.K.	Japan
Expedia New Zealand Limited	New Zealand
Expedia Norway AS	Norway
Expedia Korea Co., Ltd.	Republic of Korea
Expedia Poland Sp. z o.o.	Poland
Expedia s.a.	Belgium
Expedia Sigma K.K.	Japan
Expedia Spain, S.L.	Spain
Expedia Services s.a.s.	France
Expedia Singapore Pte. Ltd.	Singapore
Expedia Sweden AB	Sweden
Expedia (Thailand) Limited	Thailand
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl B.V.	Netherlands

Entity	Jurisdiction of Formation
GL Expedia S.A.S.	France
Hotels (TR) Limited	United Kingdom
Hotelz Y.K.	Japan
HRN France SAS	France
Interactive Domain Name Holdings Corporation	Canada (Nova Scotia company)
Marvillo S.a.r.l.	Luxembourg
Shanghai Xinwang Computer	China
Smartertravel K.K.	Japan
TripAdvisor Limited	United Kingdom
Tripadvisor K.K.	Japan
Tripadvisor Travel India Private Limited	India
Tuqu Net Information Technology (Beijing) Co., Ltd.	China
Venere Net S.p.A.	Italy
Venere S.a.r.l.	France
Venere UK Limited	United Kingdom
Worldby.com S.p.A.	Italy
WWTE Travel Limited	Ireland
WWTE Travel S.à r.l.	Luxembourg